Exhibit 23.4

CONSENT OF DREWRY MARITIME SERVICES (ASIA) PTE LTD

We hereby consent to (a) the use of our firm’s name, Drewry Maritime Services (Asia) Pte Ltd (“DMSA”), and (b) the inclusion of the information relating to Drewry Maritime Services (Asia) Pte Ltd (the “Information”) that was supplied by Drewry Maritime Services (Asia) Pte Ltd and references to Drewry Maritime Services (Asia) Pte Ltd as the source of such Information, in each case, (i) in this registration statement (the “Registration Statement”), filed by Navios South American Logistics Inc. with the Securities and Exchange Commission (the “SEC”), and any amendments thereto (ii) in the prospectus included therein, any amendments thereto, and any final or definitive versions thereof, (iii) in any written correspondence with the SEC and (iv) in any other future filings with the SEC by Navios South American Logistics Inc. that include the Information as a result of using the Information to support the offering described in the Registration Statement, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings, provided that the filings are made no later than 15 months from the date hereof (collectively, the “SEC Filings”).

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

We further wish to advise you that Drewry Maritime Services (Asia) Pte Ltd was not employed on a contingent basis and that at the time of the preparation of the Information, as well as at the date hereof, neither Drewry Maritime Service (Asia) Pte Ltd nor any of its employees had or now has a substantial interest in Navios South American Logistics Inc. or any of its affiliates or subsidiaries.

By:	/s/ Jayendu Krishna
Jayendu Krishna
Director – Maritime Advisor
Drewry Maritime Services (Asia) Pte Ltd
For and on behalf of
Drewry Maritime Services (Asia) Pte Ltd

Date: 18th February, 2021

LONDON | DELHI | SINGAPORE | SHANGHAI

Drewry Maritime Services (Asia) Pte. Ltd., #17-01 Springleaf Tower, No. 3 Anson Road, Singapore 079909

t: +65 6220 9890 f: +65 6220 8258 e: enquiries@drewry.co.uk

www.drewry.co.uk